UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

SharkReach, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-37579

(Commission File Number)

46-0912423

(IRS Employer Identification No.)

205 Pier Ave., Suite 101

Hermosa Beach, California 90254

(Address of principal executive offices)(Zip Code)

(775) 321-8234

(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

On February 9, 2016, SharkReach, Inc., a Nevada corporation (the "Company"), entered into a letter agreement with The Mobile Media Lab LLC ("Mobile Media Lab"), agreeing in principle to the Company's acquisition of Mobile Media Lab in exchange a combination of $500,000 in the form of both cash and shares of common stock of the Company. Consummation of the acquisition is subject to further due diligence by the Company, the completion and agreement of a definitive acquisition agreement, and customary closing conditions, including but not limited to the approval of the two holders of limited liability company interests of Mobile Media Lab. The Company and Mobile Media Lab will attempt to consummate the acquisition by February 28, 2016, which date can be extended by mutual agreement of the parties.

Assuming the consummation of the prospective acquisition of Mobile Media Lab, the Company will enter into employment agreements with the current two holders of limited liability company interests of Mobile Media Lab. The terms of prospective employment have not been agreed to by the parties.

Mobile Media Lab is an influencer marketing company, founded in 2012 and based in New York, New York, whose business is to shape the way brands interact with influencers and their audiences on Instagram. Mobile Media Lab uses its personal relationships with Instagrammers around the world, to connect clients with the appropriate Instagrammers for their marketing needs.

Caution Concerning Forward-Looking Statements

Statements that are not historical in nature constitute forward-looking statements. These forward-looking statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate," and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change, or other circumstances that could give rise to the termination of the prospective acquisition agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, the risk that the proposed acquisition will not be consummated in a timely manner, the risk that Mobile Media Lab is unable to prepare and deliver financial statements which can be audited, risks related to disruption of management time from ongoing business operations due to the proposed acquisition, the risk that we fail to realize the benefits expected from the proposed acquisition, the risk that we fail to promptly and effectively integrate the acquisition, and the risk that we are unable to retain current customers, suppliers, and key personnel of Mobile Media Lab following the acquisition. Additional factors that could cause actual results to differ materially from those contemplated within this Current Report Form 8-K can also be found in our Risk Factor disclosures in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 13, 2015. The information contained in this Current Report on Form 8-K is as of the date indicated. We do not assume any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information or future events or developments.

Item 8.01 Other Events

The Company plans to attempt to acquire additional influencer marketing companies during 2016. The Company's criteria for evaluating prospective businesses to acquire are to identify those that could bring to the Company: (i) content management, (ii) sentiment tracking, (iii) substantive client lists, and (iv) a proven track record of at least two years in the influencer marketing business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Exhibit

10.1	Letter Agreement, dated February 9, 2016

99.1	Press Release, dated February 16, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharkReach, Inc. (Registrant)

Date: February 18, 2016	By:	/s/ Steve Smith
	Name:	Steve Smith
	Title:	President and Chief Executive Officer